SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT


                       Pursuant to Section 13 or 15(d) of
                        the Securities Exchange Act 1934



Date of Report:  July 3, 1997



                        INTERNEURON PHARMACEUTICALS, INC.
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               (Exact name of registrant as specified in charter)


                                    DELAWARE
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                 (State of other jurisdiction of incorporation)


        0-18728                                           043047911
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(Commission File Number)                       (IRS Employer Identification No.)


One Ledgemont Center, 99 Hayden Avenue, Lexington, Massachusetts         02173
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 (Address of principal executive offices)                             (Zip Code)


Registrant's telephone no. including area code:  (617) 861-8444
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ITEM 5.  OTHER EVENTS
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     On  July  3,  1997  Interneuron   Pharmaceuticals,   Inc.  ("Interneuron"),
Transcell  Technologies,   Inc.,  a  majority-owned  subsidiary  of  Interneuron
("Transcell") and Merck and Co., Inc. ("Merck") entered into a Research Collaboration and License Agreement effective as of June 30, 1997 (the "Merck Agreement") relating to the discovery, development and commercialization of novel antibacterial agents. The Merck Agreement contemplates research programs for the synthesis and biological evaluation of antibacterial compounds selected from two distinct structural classes and the license to Merck of products arising from either program. The Merck Agreement provides for payments to Transcell of $1,500,000 in connection with the execution of the agreement, $1,000,000 for an option to expand the field of the license to include all antibacterial agents, $750,000 per year for two years research support, and additional payments based upon the achievement of defined, mostly late-stage clinical development and regulatory milestones for compounds and products generated from the research programs. While there is no assurance these milestones will be reached, these additional payments could total $45,000,000 if a product from each of the two research programs receives approval for marketing from the Food and Drug Administration.

     Transcell will also be entitled to royalties on Net Sales, as defined in the Merck Agreement, ranging from 6% to 10% of Net Sales of Licensed Products covered by Valid Patent Claims, and from 3% to 5% of Net Sales of other products. Fifty percent (50%) of certain milestone payments are creditable against royalties.

     Certain of the rights licensed to Merck are based on exclusive licenses or rights held by Transcell and Interneuron from Princeton University and Interneuron is currently sponsoring research at Princeton relating to one of the research programs. To the extent products developed and milestones achieved under the Merck Agreement are based on these rights, Princeton will be entitled to varying percentages of the payments and/or royalties received from Merck. Merck has the right to terminate the Merck Agreement at any time with 90 days notice.

     Statements in this Form 8-K that are not descriptions of historical facts are forward-looking statements that are subject to risks and uncertainties. Actual results could differ materially from those currently anticipated due to a number of factors, including those set forth in Interneuron's filings under the Securities Act of 1933 and under the Securities Exchange Act of 1934 under "Risk Factors" and elsewhere, including, in particular, risks relating to product development and commercialization; the early stage of products under development; marketing risks, revenue fluctuations, safety, regulatory, competition, patent, product liability, supply and other risks; uncertainties relating to clinical trials; manufacturing and supply risks; dependence on third parties and risks related to contractual agreements.



     Reference is made to Interneuron's press release dated July 7, 1997 filed as Exhibit 99.1 hereto and incorporated by reference herein.


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ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS
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         (c)      Exhibits

                  99.1     Press Release dated July 7, 1997


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                INTERNEURON PHARMACEUTICALS, INC.



                                By: /s/ Glenn L. Cooper
                                    -------------------------------------
                                    Glenn L. Cooper, M.D.
                                    President and Chief Executive Officer

Dated: July 7, 1997